EXHIBIT 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Casey’s General Stores, Inc. One Convenience Blvd. Ankeny, IA 50021	Nasdaq Symbol CASY CONTACT Bill Walljasper (515) 965-6505

Casey’s Reports Record Year

Ankeny, Iowa, June 13, 2006—Casey’s General Stores, Inc. (Nasdaq symbol CASY) today reported earnings for the fourth quarter and the fiscal year ended April 30, 2006. Chairman and CEO Ronald M. Lamb announced, “We had a very solid quarter, earning $0.22 per share from continuing operations. For the year, we reached an all-time high of $1.25 per share. Casey’s annual sales were up 25.4%, and gross profit rose 15.2%.

Gasoline—The Company’s annual goal was to increase same-store gasoline gallons sold 2% with an average margin of 10.5 cents per gallon. “The category’s results surpassed our expectations for the year,” said Lamb. Same-store gallons sold were up 4.4% for the twelve months and 0.5% for the quarter. Lamb added, “Our average margin for fiscal 2006 was 11.5 cents per gallon, reflecting the market volatility that affected the entire industry.” The average margin for the quarter was 10.6 cents per gallon.

Grocery & Other Merchandise—The annual goal was to increase same-store sales 3% with an average margin of 31.5%. “We outperformed the sales and margin goal for the year by capitalizing on increased store traffic brought in by the lottery and enhancing our point-of-sale technology,” Lamb explained. Same-store sales were up 5.7% with an average margin of 31.9% for the twelve months. For the quarter, same-store sales were up 4.2% with an average margin of 31.3%.

Prepared Food & Fountain—The annual goal was to increase same-store sales 5.5% with an average margin of 60.5%. Lamb said, “This category was outstanding. We increased same-store sales 7.4% for the year and achieved an average margin of 63%. Same-store sales for the quarter also were up 7.4%, and the margin was 60.9%.” Lamb credited introducing profitable new products and using POS data to align menu items with customer demand and to manage inventory for the excellent results. “Expanding our fountain selections should add to our success in fiscal 2007,” Lamb commented.

Operating Expenses—Casey’s annual goal was to hold the percentage increase in operating expenses to less than the percentage increase in gross profit. Lamb said, “The goal was challenging every quarter all year long as bank fees continually increased along with the retail price of gasoline, but our strategies for growing gross profit worked extremely well.” Operating expenses for the year were up 10.6% while gross profit grew 15.2%. For the quarter, operating expenses increased 8.8% and gross profit was up 11.4%.

Expansion—The Company’s annual goal was to acquire 30 stores (in addition to the Gas ‘N Shop acquisition) and to build 10 new stores. “We actually built 15 stores,” Lamb stated, “because there were good opportunities in areas where there weren’t attractive potential acquisitions. We acquired 49 stores from Gas ‘N Shop and closed 10 of them that were in direct competition with our own stores in nearby locations. We acquired an additional 18 stores and at April 30 had written agreements for 6 more stores.” The Company completed expansion of its distribution center, gaining the capacity to serve at least 1,000 more stores.

Fiscal 2007 Goals—Lamb presented Casey’s goals for the new fiscal year:

•	Increase same-store gasoline gallons sold 2% with an average margin of 10.8 cents per gallon.

•	Increase same-store grocery & other merchandise sales 3.9% with an average margin of 32.2%.

•	Increase same-store prepared food & fountain sales 7.9% with an average margin of 63.4%.

•	Hold the percentage increase in operating expenses to less than the percentage increase in gross profit.

•	Acquire 50 stores and build 10 new stores.

Dividend—At its June meeting, the Board of Directors increased the Company’s quarterly dividend to $0.05 per share. The dividend is payable on August 15, 2006 to shareholders of record on August 1, 2006.

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Casey’s General Stores, Inc. Consolidated Statements of Earnings (Dollars in thousands, except per share amounts)

	Three months ended April 30,		Year ended April 30,
	2006	2005	2006	2005
Net sales	$890,009	$726,449	$3,514,464	$2,803,593
Franchise revenue	157	203	681	1,065

Total revenue	890,166	726,652	3,515,145	2,804,658

Cost of goods sold	765,630	614,762	2,987,505	2,346,295
Operating expenses	90,630	83,318	363,443	328,472
Depreciation and amortization	14,814	14,103	57,185	51,979
Interest, net	2,568	2,556	8,896	10,739

	873,642	714,739	3,417,029	2,737,485

Earnings from continuing operations before income taxes	16,524	11,913	98,116	67,173
Federal and state income taxes	5,626	4,268	35,176	24,831

Net earnings from continuing operations	10,898	7,645	62,940	42,342
Loss on discontinued operations, net of tax benefit of $299, $193, $888 and $3,574	468	302	1,389	5,589
Cumulative effect of accounting change, net of tax benefit of $692	—	—	1,083	—

Net earnings	$10,430	$7,343	$60,468	$36,753

Basic
Earnings from continuing operations	$.22	$.15	$1.25	$.84
Loss on discontinued operations, net of tax benefit	.01	.00	.03	.11
Cumulative effect of accounting change	—	—	.02	—

Net earnings per common share	$.21	$.15	$1.20	$.73

Diluted
Earnings from continuing operations	$.22	$.15	$1.24	$.84
Loss on discontinued operations, net of tax benefit	.01	.00	.03	.11
Cumulative effect of accounting change	—	—	.02	—

Net earnings per common share	$.21	$.15	$1.19	$.73

Casey’s General Stores, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

	April 30, 2006	April 30, 2005
Assets
Current assets
Cash and cash equivalents	$75,369	$49,051
Receivables	9,672	7,481
Inventories	96,255	75,392
Prepaid expenses	7,063	4,579
Income taxes receivable	3,047	5,927

Total current assets	191,406	142,430

Other assets, net of amortization	21,308	5,567
Property and equipment, at cost
Land	211,910	196,840
Buildings and leasehold improvements	457,778	429,056
Machinery and equipment	575,109	537,026
Leasehold interest in property and equipment	20,316	7,187

	1,265,113	1,170,109
Less accumulated depreciation and amortization	490,288	447,197

Net property and equipment	774,825	722,912

Total assets	$987,539	$870,909

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt	$51,628	$27,636
Accounts payable	146,121	100,640
Accrued expenses
Property taxes	11,418	10,483
Insurance reserves	15,635	14,539
Other	18,894	16,829

Total current liabilities	243,696	170,127

Long-term debt, net of current maturities	106,512	123,064
Deferred income taxes	99,929	102,039
Deferred compensation	7,236	6,542
Other long-term liabilities	6,976	—

Total liabilities	464,349	401,772

Total shareholders’ equity	523,190	469,137

Total liabilities and shareholders’ equity	$987,539	$870,909

Certain statements in this news release, including any discussion of management expectations for future periods, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Sales and Gross Profit by Product (Amounts in thousands)
Year ended 4/30/06	Gasoline	Grocery & Other Merchandise	Prepared Food & Fountain	Other	Total
Sales	$2,489,280	$779,253	$229,007	$16,924	$3,514,464
Gross profit	$125,797	$248,726	$144,312	$8,124	$526,959
Margin	5.1%	31.9%	63.0%	48.0%	15.0%

Gasoline gallons	1,098,273

Year ended 4/30/05

Sales	$1,866,729	$712,570	$204,479	$19,815	$2,803,593
Gross profit	$109,351	$220,521	$123,410	$4,016	$457,298
Margin	5.9%	30.9%	60.4%	20.3%	16.3%

Gasoline gallons	1,014,686

Gasoline Gallons
Same-store Sales Growth

	Q1	Q2	Q3	Q4	Fiscal Year
F2006	7.7%	4.3%	4.2%	0.5%	4.4%
F2005	-1.3	1.0	2.8	5.6	1.9
F2004	6.4	3.4	0.7	1.7	3.1

Gasoline Margin
(Cents per gallon)

	Q1		Q2		Q3		Q4		Fiscal Year
F2006	11.8	¢	14.1	¢	9.2	¢	10.6	¢	11.5	¢
F2005	12.0		9.8		10.4		11.0		10.8
F2004	9.9		12.0		9.3		9.6		10.2

Grocery & Other Merchandise
Same-store Sales Growth

	Q1	Q2	Q3	Q4	Fiscal Year
F2006	7.4%	4.5%	5.3%	4.2%	5.7%
F2005	2.1	4.8	6.8	6.3	4.8
F2004	0.6	-0.5	-1.2	2.8	0.4

Grocery & Other Merchandise
Margin

	Q1	Q2	Q3	Q4	Fiscal Year
F2006	32.0%	33.3%	31.0%	31.3%	31.9%
F2005	31.4	31.0	31.4	30.0	30.9
F2004	31.7	32.5	31.1	29.4	31.2

Prepared Food & Fountain
Same-store Sales Growth

	Q1	Q2	Q3	Q4	Fiscal Year
F2006	7.2%	4.5%	9.9%	7.4%	7.4%
F2005	6.1	9.0	9.0	9.8	8.4
F2004	5.8	4.1	4.5	7.6	5.5

Prepared Food & Fountain
Margin

	Q1	Q2	Q3	Q4	Fiscal Year
F2006	64.0%	64.6%	62.5%	60.9%	63.0%
F2005	58.8	60.8	60.9	61.0	60.4
F2004	60.9	62.9	60.4	58.6	60.7

Corporate information is available at this Web site: http://www.caseys.com. Earnings will be reported during a conference call on June 14, 2006. The call will be broadcast live over the Internet at 9:30 a.m. CDT via the

Investor Relations section of our Web site and will be available in an archived format.